U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 12, 2015
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch CO,	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (303)-734-1727
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant

(a)	Resignation of Independent Registered Public Accounting Firm

As previously disclosed by Advanced Emissions Solutions, Inc. (“Company”) in its Current Report on Form 8-K filed on January 29, 2015, KPMG LLP (“KPMG”) was previously the principal accountants for the Company. On January 23, 2015, KPMG resigned as the Company’s independent accounting firm.

(b)	Engagement of New Independent Registered Public Accounting Firm
Effective as of June 12, 2015, the Audit Committee of the Company’s Board of Directors approved the engagement of Hein & Associates LLP (“Hein”) to serve as its new independent registered public accounting firm to audit the Company’s financial statements for the fiscal years ended December 31, 2013, 2014 and 2015 and to re-audit the Company’s financial statements for the fiscal years ended December 31, 2011 and 2012. During the period from May 11, 2015 through June 5, 2015, Hein reviewed the Company’s accounting records in order to make a determination of whether to proceed with potential audit acceptance. During this period, Hein was provided access to the Company’s accounting records regarding matters identified in the Company's Current Report on Form 8-K filed on January 29, 2015.
During the fiscal years ended December 31, 2013 and 2014, and through June 12, 2015, neither the Company nor anyone acting on its behalf consulted with Hein regarding either:
(i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be entered on the Company’s financial statements, nor did Hein provide written or oral advice to the Company that Hein concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or
(ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Certain Officers
Effective June 12, 2015, the Company appointed A. Bradley Gabbard, 60, as Chief Financial Officer of the Company (“CFO”). Mr. Gabbard currently is, and since November 2012 has served as, a director of the Company and will continue in that role. Mr. Gabbard’s appointment as CFO is for a one-year term (unless terminated earlier by Mr. Gabbard or the Company), which is renewable by mutual agreement, and he is eligible to participate in the Company’s 2015 Long-Term Incentive Plan (“LTIP”) for our executive officers under the Company’s Amended and Restated 2007 Equity Incentive Plan, as amended. During his tenure as CFO, Mr. Gabbard will not receive separate compensation for his service to the Company as a director. An employment agreement between Mr. Gabbard and the Company is currently being finalized.
He has no family relationships with any other officer or director of the Company and has not been a party to a related party transaction pursuant to Item 404(a) of Regulation S-K.
Prior to his appointment as CFO, Mr. Gabbard has served as a Director for the Company since November 2012 and as a consultant for a limited engagement during 2014 with respect to the previously reported accounting issues. Additionally, Mr. Gabbard has served as a Director, COO and CFO of Lilis Energy, Inc. (Nasdaq: LLEX) (formerly Recovery Energy, Inc.), a Denver, Colorado-based energy company with operations focused in the Denver Julesburg basin; he was appointed as CFO in July 2011, as a Director in August 2012, and as COO in September 2013. He previously served Lilis Energy as President from November 2012 to September 2013. Prior to Lilis Energy, Mr. Gabbard served as an officer of Applied Natural Gas Fuels, Inc., serving from September 2009 to May 2010 as Vice President-Special Projects and from May 2010 through June 2011 as its CFO. From April 2007 through September 2009, he co-owned and managed MG Advisors, LLC, where he provided management and financial consulting services to companies involved in oil and gas and energy related businesses. From 1991 to April 2007, Mr. Gabbard co-founded and then served as a Director, Executive Vice President and CFO of PowerSecure International, Inc. (NYSE: POWR; f/k/a Metretek Technologies, Inc.), a developer of energy and smart grid solutions for electric utilities and their commercial, institutional, and industrial customers. He received a bachelor of accountancy degree from the University of Oklahoma in 1977 and is a CPA.

Additionally, as part of the Company’s ongoing efforts to attract qualified personnel as previously disclosed by the Company in its Current Report on Form 8-K filed on March 3, 2015, the Company recently appointed a Vice President of Risk, Process and Controls.

Item 7.01	Regulation FD Disclosure.

On June 16, 2015, the Company issued a press release announcing the information relating to the disclosures set forth in Items 4.01 and 5.02 of this report.

A copy of the press release is furnished as Exhibit 99.1 to this report. The information furnished pursuant to this Item 7.01, including the attached exhibit, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 16, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 16, 2015

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President and Chief Executive Officer

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